08783

NUMBER

NY3756

SHARES

COMMON STOCK

HARRIS & HARRIS GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 413833 10 4

THIS CERTIFIES that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) PER SHARE OF

CERTIFICATE OF STOCK

HARRIS & HARRIS GROUP, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and any lawful amendment thereto.

This Certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

HARRIS & HARRIS GROUP, INC. SEAL NEW YORK

Dated

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(New York, NY)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

Please print or typewrite name and address including postal zip code, of assignee

____

______________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________ Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated ______________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE SAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and with respect to any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same has been fixed and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series.